                                                              Exhibit 23.4

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of BEA Systems, Inc. of our report dated January 20, 1997, with respect to the financial statements of Independence Technologies, Inc., included in the Registration Statement (Form SB-2, No 333-20791) and related prospectus of BEA Systems, Inc. filed with the Securities and Exchange Commission.


                            /s/ ERNST & YOUNG LLP

San Jose, California
April 8, 1997



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